Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement Nos. 333-222433, 333-208912, and 333-233912 on Form S-3, Registration Statement Nos. 333-222437, 333-205101, and 333-189551 on Form S-8, and Registration Statement No. 333-194697 on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated January 24, 2020, relating to our audit of the financial statements of Custom Biogenic Systems, Inc. for the years ended December 31, 2018 and 2017, which is included in this Form 8-K/A of BioLife Solutions, Inc. dated January 27, 2020.

/s/UHY LLP

Sterling Heights, Michigan

January 24, 2020